UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
December 18, 2007 (December 12, 2007)
COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(301) 581-0600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre—commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) — Compensatory Arrangements of Certain Officers
     On December 12, 2007, the Compensation Committee of Coventry Health Care, Inc. (the “Company”) approved an Executive Management Incentive Plan for 2008 (the “2008 EMIP”), a copy of which is attached to this Form 8-K as Exhibit 10.1. The Compensation Committee of the Company determined that all executive officers of the Company will participate in the 2008 EMIP. In addition, the Compensation Committee determined that incentive awards under the 2008 EMIP will be based on earnings growth and net earnings per share goals.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

10.1	2008 Executive Management Incentive Plan

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ Shawn M. Guertin
	Name:	Shawn M. Guertin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 18, 2007